Exhibit 99.3

RISK FACTORS RELATED TO THE CONVERTIBLE SENIOR NOTES OFFERING

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock to which the convertible notes are linked and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules, and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and liquidity of the notes.

Volatility in the market price and trading volume of our common stock, changes in the interest rate environment and/ or changes in our credit quality could adversely impact the trading price of the notes.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price and trading volume of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this offering memorandum or the documents we have incorporated by reference in this offering memorandum or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. This may result in greater volatility in the trading price of the notes than would be expected for non-convertible debt securities.

Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease, but the value of the conversion option embedded in the notes will likely increase. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the trading price of the notes. In recent years, the Federal Reserve has undertaken a policy known as quantitative easing, which involves open market transactions by monetary authorities to stimulate economic activity through the purchase of assets with longer maturities than short-term government bonds. The Federal Reserve has recently ended quantitative easing. Before that, so-called “tapering” of quantitative easing led to higher long-term interest rates, and market interest rates may continue to rise as a result of the recent end to quantitative easing. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

At times, the market price of our common stock has fluctuated significantly, and such fluctuations in the future may impact the trading price of the notes and make them more difficult to resell.

The market price of our common stock has been, and is likely to continue to be, highly volatile. For example, since January 1, 2015, the market price of our common stock ranged from a low of $3.25 per share to a high of $13.28 per share. Because the notes are convertible into shares of our common stock, volatility or depressed market prices of our common stock could have a similar effect on the trading price of the notes. Holders who receive shares of our common stock upon conversion of the notes will also be subject to the risk of volatility and depressed market prices of our common stock. Many factors could cause the market price of our common stock to rise and fall. In addition to the matters discussed in other risk factors included or incorporated by reference herein, some of the reasons for the fluctuations in our stock price are:

▪	actual or anticipated fluctuations in our results of operations and the performance of our competitors;

▪	reaction of the market to our announcement of any future acquisitions or investments;

▪	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

▪	adverse judgments or settlements obligating us to pay damages;

▪	changes in general economic conditions; and

▪	actions of our equity investors, including sales of our common stock by significant shareholders.

An outgrowth of this market volatility is the significant vulnerability of our stock price to any actual or perceived fluctuation in the strength of the markets we serve, regardless of the actual consequence of such fluctuations. As a result, the market price for our stock is highly volatile. These broad market and industry factors have caused the market price of our common stock to fluctuate, and may in the future cause the market price of our common stock to fluctuate, regardless of our actual operating performance.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress our common stock price. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us or as a means to engage in hedging or arbitrage trading activity, which we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of the notes.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the relevant conversion date, such holder will not be entitled to vote on the amendment to our certificate of incorporation, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Upon any redemption of the notes on or after      , 2020 or any conversion of the notes in connection with a redemption notice, the cash comprising the redemption price, in the case of a redemption, or the increase in the applicable conversion rate, in the case of a conversion in connection with a redemption notice, as applicable, may not fully compensate you for future interest payments or lost time value of your notes.

If the last reported sale price per share of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the trading day immediately preceding the date on which we deliver the notice of redemption exceeds 130% of the applicable conversion price on each applicable trading day, subject to certain limited exceptions, we may redeem all of the notes. The redemption price for the notes to be redeemed on any such redemption date will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, calculated as described under “Description of Notes-Optional redemption on or after      , 2020.” If we deliver a notice of redemption

to call any notes for redemption, you may convert your notes at any time until the close of business on the business day immediately preceding the redemption date. Upon any such redemption or conversion, the cash comprising the redemption price, in the case of a redemption, or the increase in the applicable conversion rate, in the case of a conversion in connection with a redemption notice, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or any other lost time value of your notes. See “Description of Notes-Optional redemption on or after      , 2020” and “Description of Notes-Conversion rights-Adjustment to shares of our common stock delivered upon conversion upon (i) a make-whole fundamental change or (ii) the delivery of a notice of redemption.”

The adjustment to the conversion rate for notes converted in connection with (i) a make-whole fundamental change or (ii) the delivery of a notice of redemption may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to maturity or we deliver a notice of redemption, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with (i) such make-whole fundamental change or (ii) such notice of redemption. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the date of the notice of redemption, as applicable, and the price paid (or deemed paid) per share of our common stock in such transaction or redemption, as described below under “Description of Notes- Conversion rights-Adjustment to shares of our common stock delivered upon conversion upon (i) a make-whole fundamental change or (ii) the delivery of a notice of redemption.” The adjustment to the conversion rate for notes converted in connection with (i) a make-whole fundamental change or (ii) the delivery of a notice of redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption. In addition, if the price paid (or deemed paid) per share of our common stock in the transaction is greater than $    per share of our common stock or less than $    per share of our common stock (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of our common stock issuable upon conversion as a result of such adjustment exceed     shares of our common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes-Conversion rights-Conversion rate adjustments.” Notwithstanding the foregoing, certain listing standards of NYSE potentially limit the number of shares we may issue upon conversion of the notes. See “Description of Notes-Conversion rights-Settlement upon conversion.”

Our obligation to increase the conversion rate upon (i) the occurrence of a make-whole fundamental change or (ii) the delivery of a notice of redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights, options, or warrants, subdivisions, combinations, distributions of capital stock, evidences of indebtedness, assets or property, cash dividends and certain issuer tender offers or exchange offers as described under “Description of Notes-Conversion rights-Conversion rate adjustments.” However, the conversion rate will not be adjusted for certain other events, such as a third-party tender offer or exchange offer or an issuance of shares of our common stock for cash, that may adversely affect the trading price of the notes or the market price of our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to purchase the notes at the option of the holder.

Upon the occurrence of a fundamental change, subject to certain conditions, you will have the right, at your option, to require us to purchase for cash all or any portion of your notes with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that will not constitute a fundamental change but that could nevertheless adversely affect the value and trading price of the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, holders would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes. In addition, a sale of the Global Marine Business will not constitute a fundamental change under the Indenture.

Provisions of the indenture that will govern the notes and certain provisions of our other existing and future indebtedness may impede or discourage a takeover, which could cause the market price of our common stock to decline.

Certain provisions of the notes and our other existing and future indebtedness could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of a fundamental change, subject to certain conditions, holders will have the right, at their option, to require us to purchase for cash all or any portion of their notes with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof. We may also be required, under certain circumstances, to increase the conversion rate for the notes if a holder elects to convert its notes in connection with a make-whole fundamental change. See “Description of Notes-Conversion rights-Adjustment to shares of our common stock delivered upon conversion upon (i) a make-whole fundamental change or (ii) the delivery of a notice of redemption” and “Description of Notes-Fundamental change permits holders to require us to purchase notes.”

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.

There are restrictions on transfers of the new notes.

The notes and the shares of our common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any state securities laws and are, and will be, subject to significant transfer restrictions. The transfer and resale of the notes in jurisdictions outside the United States may be subject to restrictions under the laws of such jurisdictions. We are relying upon an exemption from registration under the Securities Act and applicable state securities laws in offering the notes. As a result, the notes may be transferred or resold only in transactions registered under, or exempt from, the registration requirements of the Securities Act and applicable state securities laws. The notes will not have the benefit of registration rights and we do not intend to register the notes and the shares of our common stock into which the notes are convertible under the Securities Act.

Conversion of the notes will dilute the ownership interest of existing shareholders, including holders who had previously converted their notes, or may otherwise depress the market price of our common stock.

The conversion of some or all of the notes will dilute the ownership interests of existing shareholders. Any sales in the public market of the shares of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the market price of our common stock.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right.

Under the terms of indenture that will govern the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation. Upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional shares, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover, even if such a transaction would be beneficial to our stockholders.

Some provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These include provisions:

▪	authorizing a board of directors to issue preferred stock;

▪	prohibiting cumulative voting in the election of directors;

▪	limiting the persons who may call special meetings of stockholders;

▪	prohibiting stockholder actions by written consent;

▪	creating a classified board of directors pursuant to which our directors are elected for staggered three-year terms;

▪	permitting the board of directors to increase the size of the board and to fill vacancies;

▪	requiring a super-majority vote of our stockholders to amend our bylaws and certain provisions of our certificate of incorporation; and

▪	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law which limit the right of a corporation to engage in a business combination with a holder of 15 percent or more of the corporation’s outstanding voting securities, or certain affiliated persons. We do not currently have a stockholder rights plan in place.

Although we believe that these charter and bylaw provisions, and provisions of Delaware law, provide an opportunity for the board to assure that our stockholders realize full value for their investment, they could have the effect of delaying or preventing a change of control, even under circumstances that some stockholders may consider beneficial.

The fundamental change repurchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the notes require us to repurchase the notes for cash at the option of the holder in the event of a fundamental change and in certain circumstances require us to increase the conversion rate for conversions in connection with (i) a make-whole fundamental change or (ii) the delivery of a notice of redemption. A takeover of us may trigger an option of the holder to require us to repurchase the notes. These features may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the notes.

Holders may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though holders do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends to our common stockholders. See “Description of Notes-Conversion rights-Conversion rate adjustments.” If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, holders may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a holder’s proportionate interest in us could be treated as a deemed taxable dividend to such holder. If a make-whole fundamental change occurs on or prior to the maturity date of the notes or we deliver a notice of redemption for the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or the delivery of a notice of redemption. Such increase may also be treated as a distribution subject to U.S. federal income tax. See “Certain U.S. Federal Income Tax Considerations.” Any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, or backup withholding which may be set off against subsequent payments on the notes (including upon conversion, repayment or maturity) or, in certain circumstances, from any payments on our common stock received upon any conversion of the notes, or from sales proceeds subsequently paid or credited to you, or from your other funds or assets. The Internal Revenue Service proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of investors deemed to receive such a distribution. See “Certain U.S. Federal Income Tax Considerations.”

Our ability to use our net operating loss carry-forwards to offset future taxable income may be subject to certain limitations.

It is possible that conversions of the notes into common stock may cause a reduction in the value of our net operating loss carryforwards realizable for income tax purposes. Section 382 of the Internal Revenue Code imposes restrictions on the use of a corporation’s net operating losses, as well as certain recognized built-in losses and other carryforwards, after an “ownership change” occurs. A Section 382 “ownership change” occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Even if conversions of the notes into common stock do not cause an “ownership change,” other future issuances or sales of our stock (including certain transactions involving our stock that are outside of our control) could also result in an ownership change under Section 382. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of pre-change net operating losses and other losses we can use to reduce our taxable income generally equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” (subject to certain adjustments) and the applicable federal long-term tax-exempt interest rate for the month of the “ownership change.”

The notes and the indenture that will govern the notes will contain limited protections against certain types of important corporate events, and may not protect your investment upon the occurrence of such corporate events or other corporate events.

The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes-Fundamental change permits holders to require us to purchase notes,” “Description of Notes-Conversion rights-Adjustment to shares of our common stock delivered upon conversion upon (i) a make-whole fundamental change or (ii) the delivery of a notice of redemption” and “Description of Notes-Merger, consolidation or sale of assets.” Consequently, your rights under the notes may be substantially and adversely affected upon any fundamental change or if we or our subsidiaries take certain actions that could either increase the probability that we default on the notes or reduce the recovery that you are likely to receive upon any such default.

We may issue additional shares of common stock or preferred stock, which could dilute the interests of our stockholders and present other risks.

Our certificate of incorporation, as amended (the “Certificate of Incorporation”), authorizes the issuance of up to 80,000,000 shares of common stock and 20,000,000 shares of preferred stock.

As of September 30, 2018, HC2 has 45,188,169 issued and 44,743,273 outstanding shares of its common stock, and 26,500 shares of preferred stock issued and outstanding. However, the Certificate of Incorporation authorizes our board of directors (the “HC2 Board of Directors”), from time to time, subject to limitations prescribed by law and any consent rights granted to holders of outstanding shares of preferred stock, to issue additional shares of preferred stock having rights that are senior to those afforded to the holders of our common stock. We also have reserved shares of common stock for issuance pursuant to our broad-based equity incentive plans, upon exercise of stock options and other equity-based awards granted thereunder, and pursuant to other equity compensation arrangements.

We may issue shares of common stock or additional shares of preferred stock to raise additional capital, to complete a business combination or other acquisition, to capitalize new businesses or new or existing businesses of our operating subsidiaries or pursuant to other employee incentive plans, any of which could dilute the interests of our stockholders and present other risks.

The issuance of additional shares of common stock or preferred stock may, among other things:

▪	significantly dilute the equity interest and voting power of all other stockholders;

▪
subordinate the rights of holders of our outstanding common stock and/or preferred stock if preferred stock is issued with rights senior to those afforded to holders of our common stock and/or preferred stock;

▪
trigger an adjustment to the price at which all or a portion of our outstanding preferred stock converts into our common stock, if such stock is issued at a price lower than the then-applicable conversion price;

▪	entitle our existing holders of preferred stock to purchase a portion of such issuance to maintain their ownership percentage, subject to certain exceptions;

▪	call for us to make dividend or other payments not available to the holders of our common stock; and

▪	cause a change in control of our company is a substantial number of shares of our common stock are issued and/or if additional shares of preferred stock having substantial voting rights are issued.

The issuance of additional shares of common stock or preferred stock, or perceptions in the market that such issuances could occur, may also adversely affect the prevailing market price of our outstanding common stock and impair our ability to raise capital through the sale of additional equity securities.

Future sales of substantial amounts of our common stock by holders of our preferred stock or other significant stockholders may adversely affect the market price of our common stock.

As of September 30, 2018, the holders of our outstanding preferred stock had certain rights to convert their Preferred Stock into approximately 4.8 million shares of our common stock.

Pursuant to a second amended and restated registration rights agreement, dated January 5, 2015, entered into in connection with the issuance of the preferred stock (the “Registration Rights Agreement”), we have granted registration rights to the purchasers of our preferred stock and certain of their transferees with respect to HC2 common stock held by them and common stock underlying the preferred stock. This Registration Rights Agreement allows these holders, subject to certain conditions, to require us to register the sale of their shares under the federal securities laws. Furthermore, the shares of our common stock held by these holders, as well as other significant stockholders, may be sold into the public market under Rule 144 of the Securities Act of 1933, as amended.
Future sales of substantial amounts of our common stock into the public market whether by holders of the preferred stock, by other holders of substantial amounts of our common stock or by us, or perceptions in the market that such sales could occur, may adversely affect the prevailing market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.